JCA INVESTMENT BANKING



March 12, 1998



                                ENGAGEMENT LETTER



Mr. William Cuervo
United Information Systems, Inc.
2201 N.W. 102 Place, Unit 3
Miami, Florida 33172

Dear Mr. Cuervo:

         This Engagement Letter shall serve to set forth the terms upon which JCA Investment Banking ("JCA") will render to United Information Systems, Inc. (the "United Information Systems, Inc.") certain investment banking services. On the basis of discussions held between JCA and the United Information Systems, Inc.'s respective representatives, subject to the terms and conditions of paragraph 10 hereafter, JCA agrees to act as the United Information Systems, Inc.'s Placement Agent to assist the United Information Systems, Inc. in a Private Placement Financing on a "best efforts" basis, pursuant to the following terms and conditions.

         1. Investment Banking Services. JCA shall act as the United Information Systems, Inc.'s Placement Agent and investment banker with respect to matters related to the financing of the United Information Systems, Inc.'s businesses, recapitalizations, mergers and acquisitions. The United Information Systems, Inc. proposes to hire JCA as its investment banker and to issue a Private Placement Financing Request for a minimum of $5,000,000 and up to a maximum of $15,000,000 (the "Private Placement") through JCA.

         2. Term. The investment banking relationship shall commence upon the execution of this Engagement Letter and expire upon consummation of the transaction contemplated herein, unless terminated earlier pursuant to section 3 below.


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United Information Systems, Inc.
May 12, 1998
Page 2




         3.       Termination

                                    a.      The United Information Systems, Inc.
                                            upon 30 days written notice to JCA
                                            may terminate this engagement. In
                                            the event of termination, JCA will
                                            be entitled to all items of
                                            compensation payable to JCA pursuant
                                            hereto as of the date of
                                            termination.

                                    b.      JCA may terminate this agreement at
                                            any time, without notice.

                                    c.      If the placement is not completed
                                            within 90 days from the signing of
                                            this agreement, UIS may terminate
                                            this agreement with no obligations
                                            due to JCA that are not described in
                                            this agreement.

         4. Investment Banking Compensation to JCA. The payment for investment banking services shall begin upon the closing of the private placement and shall include all amounts in arrears. The United Information Systems, Inc. agrees to retain the Placement Agent for a period of 12 months for $5,000 per month and five percent (5%) of the company's outstanding shares in five-year warrants at one hundred percent (100%) of the market closing bid price on the closing date of the Private Placement, at a price of $0.001 per warrant. The shares underlying the warrants will have standard demand and piggyback registration rights and anti-dilution provisions for stock splits, stock dividends, recombinations and reorganizations as the underlying shares from this placement. The shares underlying the warrants will be registered with the Convertible Debt, Preferred Shares or Common Shares of this financing.

         5. Placement Compensation to JCA. JCA shall receive the following items of compensation for the services rendered hereunder.

                  a. At the closing of the Placement, JCA shall be entitled to a placement fee equal to five percent (5%) of the funds raised in the Placement.


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United Information Systems, Inc.
May 12, 1998
Page 3





                  b. In return for undertaking the Private Placement, the United Information Systems, Inc. agrees that at the closing of the Private Placement, or any part thereof, the United Information Systems, Inc. shall sell to JCA 10% of the amount of shares sold in this placement to the purchasers in five-year warrants at one hundred percent (100%) of the market closing bid price on the closing date of the Private Placement, at a price of $0.001 per warrant. The shares underlying the warrants will have standard demand and piggyback registration rights and anti-dilution provisions for stock splits, stock dividends, recombinations and reorganizations as the underlying shares from this placement. The shares underlying the warrants will be registered with the Convertible Debt, Preferred Shares or Common Shares of this financing.

         6. Expenses. The United Information Systems, Inc. is responsible for all costs associated with the preparation of the Private Placement Financing Request, including printing, legal, background checks and accounting expenses, as well as Blue Sky filing and registration fees.

                  a. JCA will incur expenses in connection with this offering including counsel, accounting and other expenditures. In consideration of the undertaking by JCA to use its best efforts herein, the United Information Systems, Inc. agrees to reimburse JCA for its expenses in an amount equal to one percent (1%) of the total amount raised for which JCA shall not be required to account.

                  b. United Information Systems, Inc. shall reimburse JCA for all reasonable travel and due diligence expenses incurred in the marketing of this offering. United Information Systems, Inc. shall forward $20,000 to JCA as a travel retainer at the signing of this agreement.


         7. Exclusive Agency. Unless waived in writing by JCA, JCA shall be the United Information Systems, Inc.'s exclusive agent with respect to investment



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United Information Systems, Inc.
May 12, 1998
Page 4




                  banking services relating to any equity or debt financing contemplated by the United Information Systems, Inc. during the term of this Investment Banking Engagement. The United Information Systems, Inc. hereby agrees, during the term of this Investment Banking Engagement, not to engage another investment banking firm or financial intermediary or to directly contact institutions that provide financing. During the term of this Investment Banking Engagement, if the United Information Systems, Inc. accomplishes an equity or debt financing directly or through a source not introduced to the United Information Systems, Inc. by JCA, the United Information Systems, Inc. will be obligated to pay the Compensation to JCA as set forth in paragraphs 4 and 5 above. Any transactions completed during the twenty-four (24) months following the termination of this agreement between the United Information Systems, Inc. and any institution or third party introduced to this transaction directly or indirectly by JCA, will obligate the United Information Systems, Inc. to pay the Compensation to JCA in the amounts set forth herein. JCA will retain First Right of Refusal on Public and Private Financings for United Information Systems, Inc. for 12 months following the placement. JCA will have ten business days to reply to a registered letter from the Company concerning JCA's first right of refusal.

         8. Representations & Indemnification. The United Information Systems, Inc. represents and warrants to JCA that: the United Information Systems, Inc. will not cause or knowingly permit any action to be taken in connection with the Private Placement which violates the Securities Act of 1933 or any state securities laws; the United Information Systems, Inc. will cooperate with JCA so as to permit the Private Placement to be conducted in a manner consistent with the applicable state and federal securities laws; that all information and statements provided by the United Information Systems, Inc. in the Private Placement Financing Request will be true and correct; that the Private Placement Financing Request will not be misleading or violative of the anti-fraud provisions of the Securities and Exchange Act of 1934; current United Information Systems, Inc. management, as disclosed to JCA, will continue in place after the Private Offering for a reasonable period of time; there will be included in the Private Placement Financing Request financial statements of the United Information Systems, Inc. for the last three fiscal



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United Information Systems, Inc.
May 12, 1998
Page 5




                  years or for such shorter period as the United Information Systems, Inc. was in existence and the latest unaudited comparative quarterly or other interim financial statements; the financial statements will fairly reflect the financial condition of the United Information Systems, Inc. and the results of its operations at a time and for the periods covered by such financial statements, and such statements will be substantially as heretofore represented to the undersigned; the United Information Systems, Inc. does not know of any facts adversely affecting the Private Placement Financing Request; the United Information Systems, Inc. has prepared and delivered to the undersigned its most recent estimate of sales, earnings, and cash flow and agrees to update those estimates on a monthly basis during the pendency of the Private Offering. The United Information Systems, Inc. agrees to indemnify and hold JCA and its attorneys, accountants, agents and employees, officers and directors, free and harmless from any liability, cost and expense, including attorneys' fees in the event of a breach of this representation and warranty.

         9. Choice of Laws and Arbitration. This engagement letter shall be construed pursuant to the laws of the State of Florida. Any controversy arising hereunder shall be resolved by arbitration pursuant to the rule of the American Arbitration Association.

         10. Conditions of Performance by JCA. Notwithstanding anything on the contrary hereinabove set forth, the performance of the obligations of JCA as provided in this Engagement Letter is specifically subject to and conditioned upon the following:

                  a. Successful completion of in depth investigative procedures to be conducted by JCA in respect to the United Information Systems, Inc., its operations and general performance as well as its officers and directors (commonly referred to as "due diligence" procedures); and

                  b. Results of the due diligence procedures employed by JCA satisfactory to JCA in its sole determination.

         If this Engagement Letter correctly sets forth our agreement, please so indicate by


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United Information Systems, Inc.
May 12, 1998
Page 6



signing and returning the enclosed copy of this letter.

                                      Very truly yours,

                                      JCA INVESTMENT BANKING



                                      By:     /s/  Richard A. Rappaport
                                           ---------------------------------
                                           Richard A. Rappaport

Accepted and Agreed
this 12 day of March, 1998


United Information Systems, Inc.



By:     /s/ William Cuervo
    ---------------------------------
     William Cuervo
     Chief Financial Officer